UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005 (February 18, 2005)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32367 (Commission File No.)	80-0000545 (IRS Employer Identification No)

1099 18th Street, Suite 2300 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former names or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Contract
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01. Entry Into A Material Definitive Contract

     On February 18, 2005, to be effective as of the date of his election as a Director on January 10, 2005, Bill Barrett Corporation (the “Company”) entered into an indemnification agreement with Michael E. Wiley, one of its directors. The indemnification agreement is in the same form as previously entered into with the Company’s other directors and the Company’s officers. A copy of the form of indemnification agreement is filed as an exhibit to this Form 8-K.

     The indemnification agreement requires us, among other things, to indemnify Mr. Wiley against certain liabilities that may arise by reason of his status or service as director or officer, to advance his expenses incurred as a result of a proceeding as to which he may be indemnified, and to cover him under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. This indemnification agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and will be in addition to any other rights that Mr. Wiley may have under our restated certificate of incorporation, bylaws and applicable law.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement between Bill Barrett Corporation and each of the directors and certain officers and employees. [Incorporated by reference to Exhibit 10.10(a) to the Company’s Registration Statement on Form S-1 (File No. 333-115445).]

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005	BILL BARRETT CORPORATION
	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Indemnification Agreement between Bill Barrett Corporation and each of the directors and certain officers and employees. [Incorporated by reference to Exhibit 10.10(a) to the Company’s Registration Statement on Form S-1 (File No. 333-115445).]

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